ALLEGION REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS; AFFIRMS PREVIOUS FULL-YEAR GUIDANCE

•	First quarter 2014 revenue of $472.5 million, down 0.2 percent compared to 2013 (up 3.7 percent on an adjusted basis*)

•	First quarter 2014 earnings per share (EPS) from continuing operations of $0.37 ($0.44 on an adjusted basis*) compared to $0.41 in the prior year ($0.45 on an adjusted basis*)

•	First quarter 2014 operating margin of 14.1 percent, adjusted operating margin of 16.1 percent*

•	Full-year 2014 EPS from continuing operations remains $1.95 to $2.15, $2.25 to $2.40 per share on an adjusted basis*

Dublin, Ireland, April 30, 2014 - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported first quarter 2014 net revenues of $472.5 million, down 0.2 percent compared to the prior year, and EPS from continuing operations of $0.37 per share.

Excluding the impact of one-time separation costs and other special items, net revenues increased 3.7 percent on an adjusted basis (up 3.0% on an organic basis). Adjusted EPS from continuing operations were $0.44 per share which is slightly down from prior year as favorable operating results, lower tax rate, and a prior-year one-time foreign exchange loss was more than offset by higher interest expense and investment.

For the first quarter of 2014, operating margin was 14.1 percent (16.1 percent on an adjusted basis). Operating margin in the first quarter of 2013 was 14.5 percent (16.1 percent on an adjusted basis). Adjusted operating margin was consistent year-over-year as favorable price, volume and productivity offset increased investments, inflation and unfavorable business mix.

“In the first quarter, we delivered solid results as all regions contributed to an increase of 3.7 percent in adjusted revenue,” said David D. Petratis, chairman, president and chief executive officer. “We continue to invest in our growth platform including electronic offerings, channel effectiveness and acquisitions.”

“Although first quarter weather disrupted economic activity and impacted commercial shipments, we compensated with continued residential growth. We still see opportunity in North America for full-year non-residential growth in the low to mid-single digits weighted to the second half of the year. And we continue to make progress in Europe to improve margin and operating performance,” Petratis added.

*Adjustments to GAAP revenue, operating margin, and EPS from continuing operations consist of items such as the impact of change in order flow through the Company's consolidated joint venture in Asia, restructuring charges, and one-time separation costs related to the spin-off from Ingersoll Rand to better illustrate year over year performance. Please see the disclosure below and the supplemental schedules attached to this earnings release for additional information regarding these adjustments.

Additional Items

Interest expense for the first quarter of 2014 was $12.7 million higher than the prior period due to $1.3 billion of additional indebtedness incurred as a result of the spin-off from Ingersoll Rand. The Company's effective tax rate for the first quarter of 2014 was 30.3%. The comparable effective tax rate for the first quarter of 2013 was 32.3%.

Cash Flow and Liquidity

Available cash flow was negative $10.1 million for first quarter 2014 reflecting normal seasonality. In first quarter 2013, available cash flow was negative $4.9 million. The year-over-year decrease in available cash flow reflects increased investment in capital projects and one-time separation costs. The Company ended first quarter 2014 with unrestricted cash of $205.4 million and total debt of $1,334.9 million, of which $40.1 million is collateralized by restricted cash of the same amount. The Company did not have any borrowings outstanding under its $500 million revolving credit facility at March 31, 2014.

Dividends

On April 9, 2014, Allegion's board of directors declared a quarterly dividend of $0.08 per ordinary share. The dividend is payable June 30, 2014, to shareholders of record June 16, 2014.

2014 Outlook

Allegion affirms previous guidance of adjusted EPS from continuing operations of $2.25 to $2.40 per share and GAAP reported EPS from continuing operations of $1.95 to $2.15. This guidance assumes full-year revenue growth of 0.9% to 1.9%, adjusted revenue growth of 3.5% to 4.5%, and restructuring and spin-off costs of $0.25 to $0.30 per share, net of tax. This guidance includes additional interest expense of $0.27 per share, net of tax, representing the full year impact of the additional indebtedness associated with the spin-off from Ingersoll Rand and assumes an effective tax rate of approximately 31%. The Company's 2014 guidance assumes the official exchange rate for the Venezuelan bolivar and does not take into consideration the impact of a potential currency devaluation in Venezuela. The Company continues to target available cash flow that approximates net earnings from continuing operations.

Conference Call Information

On Thursday, May 1, David D. Petratis, chairman, president and chief executive officer, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8:00 a.m. E.T., to review the Company's results.

A real-time, listen-only webcast of the conference call will be broadcast live over the Internet. Individuals wishing to listen can access the call through the Company's website at http://investor.allegion.com.

About Allegion

Allegion (NYSE: ALLE) creates peace of mind by pioneering safety and security. As a $2 billion provider of security solutions for homes and businesses, Allegion employs more than 8,000 people and sells products in more than 120 countries across the world. Allegion comprises 27 global brands, including strategic brands CISA®, Interflex®, LCN®, Schlage® and Von Duprin®.

For more, visit http://www.allegion.com.

Non-GAAP Measures

The Company has presented revenue, operating income, operating margin, EBITDA, EBITDA margin, earnings from continuing operations, and diluted earnings per share (EPS) from continuing operations on both a U.S. GAAP basis and on an adjusted basis because the Company's management believes it may assist investors in evaluating the Company's on-going operations as a standalone company. The Company believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of the non-GAAP measures used to their most directly comparable GAAP measure is presented as a supplemental schedule to this earnings release.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's 2014 financial performance, the Company's growth strategy, the Company's capital allocation strategy, the Company's Europe, Middle East, India and Africa (EMEIA) strategy and the strength of the markets in which the Company operates. These forward-looking statements are based on the Company's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Further information on these factors and other risks that may affect the Company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended December 31, 2013 and in our other SEC filings. The Company assumes no obligations to update these forward looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(in millions, except per share data)

UNAUDITED

	Three Months Ended March 31,
	2014	2013
Net revenues	$472.5	$473.3
Cost of goods sold	280.6	287.2
Gross profit	191.9	186.1

Selling and administrative expenses	125.1	117.3
Operating income	66.8	68.8

Interest expense	13.1	0.4
Other, net	(0.2)	7.5
Earnings before income taxes	53.9	60.9

Provision for income taxes	16.3	19.7
Earnings from continuing operations	37.6	41.2

Discontinued operations, net of tax	(0.2)	(0.2)

Net earnings	37.4	41.0

Less: Net earnings (loss) attributable to noncontrolling
interests	1.8	1.6

Net earnings attributable to Allegion plc	$35.6	$39.4

Amounts attributable to Allegion plc shareholders:
Continuing operations	$35.8	$39.6
Discontinued operations	(0.2)	(0.2)
Net earnings	$35.6	$39.4

Basic earnings (loss) per ordinary share
attributable to Allegion plc shareholders:
Continuing operations	$0.37	$0.41
Discontinued operations	—	—
Net earnings	$0.37	$0.41

Diluted earnings (loss) per ordinary share
attributable to Allegion plc shareholders:
Continuing operations	$0.37	$0.41
Discontinued operations	—	—
Net earnings	$0.37	$0.41

Shares outstanding - basic	96.3	96.0
Shares outstanding - diluted	97.4	96.0

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(in millions)

UNAUDITED

	March 31, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$205.4	$227.4
Restricted cash	40.1	40.2
Accounts and notes receivables, net	284.1	266.1
Costs in excess of billings on uncompleted
contracts	143.8	158.8
Inventory	167.2	155.8
Other current assets	73.3	74.9
Total current assets	913.9	923.2
Property, plant and equipment, net	208.9	203.0
Goodwill	507.1	504.9
Intangible assets, net	143.5	146.1
Other noncurrent assets	204.5	202.7
Total assets	$1,977.9	$1,979.9

LIABILITIES AND EQUITY
Accounts payable	$213.6	$211.3
Accrued expenses and other current liabilities	177.3	207.3
Short-term borrowings and current maturities
of long-term debt	70.5	71.9
Total current liabilities	461.4	490.5
Long-term debt	1,264.4	1,272.0
Other noncurrent liabilities	280.4	273.1
Equity	(28.3)	(55.7)
Total liabilities and equity	$1,977.9	$1,979.9

ALLEGION PLC
Condensed and Consolidated Cash Flows
(in millions)

UNAUDITED

	Three Months Ended March 31,
	2014	2013
Operating Activities
Earnings from continuing operations	$37.6	$41.2
Depreciation and amortization	12.2	11.7
Changes in assets and liabilities and other non-cash items	(50.5)	(52.3)
Net cash from (used in) operating activities of continuing operations	(0.7)	0.6
Net cash used in operating activities of discontinued operations	(0.2)	(0.2)
Net cash from (used in) operating activities	(0.9)	0.4

Investing Activities
Capital expenditures	(9.2)	(5.3)
Acquisitions of businesses, net of cash acquired	(5.3)	—
Other investing activities, net	0.2	1.2
Net cash used in investing activities	(14.3)	(4.1)

Financing Activities
Net debt proceeds (repayments)	(8.0)	1.7
Dividends paid to ordinary shareholders	(7.2)	—
Net transfers from Ingersoll-Rand	—	19.3
Other financing activities, net	11.8	(2.8)
Net cash from (used in) financing activities	(3.4)	18.2

Effect of exchange rate changes on cash and cash equivalents	(3.4)	(18.2)
Net decrease in cash and cash equivalents	(22.0)	(3.7)
Cash and cash equivalents - beginning of period	227.4	317.5
Cash and cash equivalents - end of period	$205.4	$313.8

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(in millions)

	Three Months Ended March 31,
	2014	2013
Net revenues
Americas	$345.4	$351.3
EMEIA	105.1	100.7
Asia Pacific	22.0	21.3
Total net revenues	$472.5	$473.3

Operating income (loss)
Americas	$86.0	$82.4
EMEIA	(1.2)	(5.4)
Asia Pacific	(3.0)	(1.1)
Corporate unallocated	(15.0)	(7.1)
Total operating income	$66.8	$68.8

ALLEGION PLC	SCHEDULE 2

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS FROM CONTINUING OPERATIONS

(in millions, except per share data)

The Company has presented revenue, operating income, operating margin, earnings from continuing operations, diluted earnings per share (EPS) from continuing operations, on both a U.S. GAAP basis and on an adjusted basis and presented adjusted EBITDA and adjusted EBITDA margin because the Company's management believes it may assist investors in evaluating the Company's on-going operations as a standalone public company. Adjustments to revenue, operating income, operating margin, earnings and diluted EPS from continuing operations and EBITDA include items that are considered to be unusual or infrequent in nature such as restructuring charges and one-time separation costs related to the spin-off from Ingersoll Rand.

The Company considers these items unrelated to its core, on-going operating performance, and believes the use of these non-GAAP measures allows comparison of operating results that are consistent over time. The Company believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. Management uses these non-GAAP measures internally to evaluate the performance of the business. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures.

	Three months ended March 31, 2014				Three months ended March 31, 2013
	Reported	Spin-off related and other charges		Adjusted (non-GAAP)	Reported	Spin-off related and other charges		Adjusted (non-GAAP)
Net revenues	$472.5	$—		$472.5	$473.3	$(17.7)	(1)	$455.6

Operating income	66.8	9.3	(2)	76.1	68.8	4.5	(2)	73.3
Operating margin	14.1%			16.1%	14.5%			16.1%

Earnings before income taxes	53.9	9.3		63.2	60.9	4.5		65.4
Provision for income taxes	16.3	2.7	(3)	19.0	19.7	1.3	(3)	21.0
Earnings from continuing operations	37.6	6.6		44.2	41.2	3.2		44.4

Non-controlling interest	1.8	—		1.8	1.6	—		1.6

Net earnings from continuing operations
attributable to Allegion plc	$35.8	$6.6		$42.4	$39.6	$3.2		$42.8

Diluted earnings per ordinary share
attributable to Allegion plc
shareholders:	$0.37	$0.07		$0.44	$0.41	$0.04		$0.45

(1)
Adjustment to net revenue for the three months ended March 31, 2013 reflects the impact of a change in order flow through the Company's consolidated joint venture in Asia resulting from a revised joint venture operating agreement signed in late 2013. Previously, the joint venture acted as a pass-through to the end customer. Products are now shipped direct to the end customer with the joint venture receiving a royalty in an amount that approximates the lost margin. The consolidated joint venture no longer recognizes the revenue and cost of goods sold on these products. The change did not have a material impact on operating income or on cash flows for the three months ended March 31, 2014.

(2)
Adjustments to operating income for the three months ended March 31, 2014 and March 31, 2013 consist of $9.3 million of costs incurred as part of the spin-off from Ingersoll Rand and restructuring charges in 2014 and $4.5 million of restructuring charges incurred in 2013.

(3)
Adjustments to the provision for income taxes for the three months ended March 31, 2014 and March 31, 2013 consist of $2.7 million and $1.3 million, respectively, of tax expense related to the items excluded from operating income discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION

(in millions)

	Three Months Ended March 31, 2014		Three Months Ended March 31, 2013
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$345.4		$351.3
Impact of Asia JV order flow change	—		(17.7)
Adjusted net revenues	$345.4		$333.6

Operating income (GAAP)	$86.0	24.9%	$82.4	24.7%
Restructuring charges	—	—%	0.1	—%
Spin-off related charges	0.2	0.1%	—	—%
Adjusted operating income	86.2	25.0%	82.5	24.7%
Depreciation and amortization	6.2	1.8%	6.0	1.8%
Adjusted EBITDA	$92.4	26.8%	$88.5	26.5%

EMEIA
Net revenues (GAAP)	$105.1		$100.7

Operating income (GAAP)	$(1.2)	(1.1)%	$(5.4)	(5.4)%
Restructuring charges	0.4	0.3%	4.4	4.4%
Spin-off related and other charges	1.4	1.3%	—	—%
Adjusted operating income	0.6	0.5%	(1.0)	(1.0)%
Depreciation and amortization	4.4	4.2%	4.7	4.7%
Adjusted EBITDA	$5.0	4.7%	$3.7	3.7%

Asia Pacific
Net revenues (GAAP)	$22.0		$21.3

Operating income (GAAP)	$(3.0)	(13.6)%	$(1.1)	(5.2)%
Spin-off related charges	0.1	0.4%	—	—
Adjusted operating income	(2.9)	(13.2)%	(1.1)	(5.2)%
Depreciation and amortization	0.2	0.9%	0.3	1.4%
Adjusted EBITDA	$(2.7)	(12.3)%	$(0.8)	(3.8)%

Corporate
Operating income (GAAP)	$(15.0)		$(7.1)
Spin-off related charges	7.2		—
Adjusted operating income	(7.8)		(7.1)
Depreciation and amortization	1.4		0.7
Adjusted EBITDA	$(6.4)		$(6.4)

Total
Adjusted net revenues	$472.5		$455.6

Adjusted operating income	$76.1	16.1%	$73.3	16.1%
Depreciation and amortization	12.2	2.6%	11.7	2.6%
Adjusted EBITDA	$88.3	18.7%	$85.0	18.7%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET INCOME TO ADJUSTED EBITDA

(in millions)

	Three Months Ended March 31,
	2014	2013
Net cash provided by (used in) operating activities	$(0.9)	$0.4
Capital expenditures	(9.2)	(5.3)
Available cash flow	$(10.1)	$(4.9)

	Three Months Ended March 31,
	2014	2013
Net earnings	$37.4	$41.0
Provision for income taxes	16.3	19.7
Interest expense	13.1	0.4
Depreciation and amortization	12.2	11.7
EBITDA	79.0	72.8

Discontinued operations	0.2	0.2
Other, net	(0.2)	7.5
Restructuring charges, spin-off related costs
and other expenses	9.3	4.5
Adjusted EBITDA	$88.3	$85.0